UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2004

GRADCO SYSTEMS, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	0-12829	95-3342977
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

871 Coronado Drive
(Address of principal executive offices)

Registrant’s Telephone Number (including area code): (702) 940-2266

Item 5.                    OTHER EVENTS AND REGULATION FD DISCLOSURE.

Registrant issued the following press release on June 3, 2004:

Gradco Systems, Inc. (the “Company”) (GRDC.OB) (OTCBB)  Gradco Systems, Inc. (“Gradco”) has announced today that a majority of its stockholders have voted at a special meeting in favor of the merger of the Company with and into Gradco Holdings, L.L.C., a Delaware limited liability company.  All stockholders of record of the Company will be receiving instructions at their record address from the depository, Securities Transfer Corporation of Frisco, Texas, on the manner and method of surrendering their stock certificates in exchange for the $10.00 per share merger consideration. 154,497 shares of the 229,026 issued and outstanding shares of common stock of the Company voted in favor of the merger, 66 voted against the merger and 1,987 shares abstained.  No stockholder exercised dissenters’ rights.

It is expected that the closing will occur within the next five (5) days and, thereafter, instructions will be delivered to stockholders by Securities Transfer Corporation.

Item 7.                    FINANCIAL STATEMENTS AND EXHIBITS.

The Agreement and Plan of Merger filed with both the preliminary and definitive Schedule 14A Proxy Solicitation Information on April 2, 2004 and April 29, 2004, respectively is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRADCO SYSTEMS, INC.

Dated: June 7, 2003	By:	/s/ Bernard Bressler
		Name:	Bernard Bressler
		Title:	Secretary